Prospectus Supplement	Filed pursuant to Rule 424(b)(5)
(To Prospectus dated August 7, 2023)	Registration No. 333-272324

2,133,979 common shares

Snow Lake Resources Ltd.

We are offering 2,133,979 of our common shares, no par value per share, pursuant to this prospectus supplement and the accompanying prospectus.

Our common shares are listed on the Nasdaq Capital Market, or the Nasdaq, under the symbol “LITM.” On September 15, 2023, the last reported sale price for our common share was $1.82.  For a more detailed description of our common shares, see the section entitled “Description of the Securities We Are Offering” beginning on page S-14 of this prospectus supplement.

As of September 21, 2023, the aggregate market value of our outstanding common shares held by non-affiliates, or public float, was approximately US$24,544,957 based on: (i) 18,185,810 common shares outstanding, of which 11,577,810 shares were held by non-affiliates as of such date, and (ii) a price of US$2.12 per share, which was the highest reported closing sale price of our common shares on the Nasdaq in the 60 days prior to such date. Accordingly, we are subject to the limitations set forth in General Instruction I.B.5 of Form F-3. During the 12-month period prior to and including the date of this prospectus supplement, we did not offer any securities pursuant to General Instruction I.B.5 of Form F-3. Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell securities registered on the registration statement to which this prospectus supplement forms a part in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below US$75 million.

At present, there is a very limited market for our common shares. The trading price of our common shares has been, and may continue to be, subject to wide price fluctuations due to various factors, many of which are beyond our control, including those described in “Risk Factors.”

We are an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws, and, as such, are eligible for reduced public company reporting requirements for this and future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company” and “Prospectus Summary—Implications of Being a Foreign Private Issuer.”

We are not considered a “controlled company” under Nasdaq corporate governance rules as we do not currently expect that more than 50% of our voting power will be held by an individual, a group or another company immediately following the consummation of this offering. Nonetheless, following the consummation of this offering, our directors, officers and principal shareholders will hold in aggregate approximately 36.38% or more of our common shares. As a result, these shareholders, if they act together, will be able to control the management and affairs of our Company.

As a foreign private issuer, we have the option to follow certain Canadian corporate governance practices, except to the extent that such laws would be contrary to U.S. securities laws, and provided that we disclose the requirements we are not following and describe the Canadian practices we follow instead. We may in the future elect to follow home country practices in Canada with regard to certain corporate governance matters. See “Risk Factors—Risks Related to Our Common shares and this Offering.”

	Per Common Share		Total

Offering price	US$	2.67	US$	5,697,723.93
Proceeds, before other expenses, to us	US$	2.67	US$	5,697,723.93

We have not retained a placement agent in connection with this offering. We have entered into an agreement with Oberon Capital Corporation (“Oberon” or the “Purchaser Agent”) to act as agent for the purchasers in connection with this offering. The Purchaser Agent will neither receive fees or reimbursements from us in connection with this offering. See “Plan of Distribution” beginning on page S-14 of this prospectus supplement for more information regarding these arrangements.

Investing in our common shares involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement and the documents incorporated by reference therein for a discussion of information that should be considered in connection with an investment in our common shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect to deliver the securities offered pursuant to this prospectus supplement on or about September 21, 2023.

The date of this prospectus supplement is September 18, 2023

ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted.

This prospectus supplement and the accompanying base prospectus are part of a registration statement on Form F-3 (Registration No. 333-272324) we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf process, we may, from time to time, sell or issue any of the combination of securities described in the base prospectus, and one or more selling securityholders may also offer and sell securities under the base prospectus in one or more offerings with a maximum aggregate offering price of up to $100,000,000. We will not receive any of the proceeds from the sale or other disposition of common shares by the selling shareholders.  The base prospectus provides you with a general description of us and the securities we, or selling securityholders may offer, most of which do not apply to this offering. Each time we sell securities using the base prospectus, we provide a prospectus supplement that contains specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in the base prospectus and the documents incorporated by reference into the prospectus supplement or the base prospectus.

This prospectus supplement provides specific details regarding the offering of 2,133,979 of our common shares. To the extent there is a conflict between the information contained in this prospectus supplement and the base prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the base prospectus and the documents we incorporate by reference herein and therein include important information about us and our common shares, and other information you should know before investing. You should read both this prospectus supplement and the base prospectus, together with the additional information in “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should not assume the information appearing in this prospectus supplement or the base prospectus is accurate as of any date other than the date on the front cover of the respective documents. You should not assume the information contained in the documents incorporated by reference in this prospectus supplement or the base prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, and prospects may have changed since such date.

.Unless otherwise indicated or the context otherwise requires, all references in this prospectus supplement to the terms “Snow Lake,” “the company,” “we,” “us” and “our” refer to Snow Lake Resources Ltd. and its subsidiaries.

All references to “$” or “dollars”, are expressed in Canadian dollars unless otherwise indicated. All reference to “U.S. dollars”, “USD”, or to “US$” are to United States dollars.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common shares and the distribution of this prospectus outside the United States.

This prospectus supplement includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe these industry publications and third-party research, surveys and studies are reliable, you are cautioned not to give undue weight to this information.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common shares. You should carefully read the entire prospectus, including the risks associated with an investment in our company discussed in the “Risk Factors” section of this prospectus, before making an investment decision. Some of the statements in this prospectus are forward-looking statements. See the section titled “Special Note Regarding Forward-Looking Statements.”

In this prospectus, “we,” “us,” “our,” “our company,” “Snow Lake” and similar references refer to Snow Lake Resources Ltd. and its consolidated subsidiaries.

OUR COMPANY

OUR COMPANY

Our Mission

Snow Lake is committed to produce and supply lithium to the electric vehicle and battery market in North America. We aspire to set the standard for responsible lithium battery manufacturing.

Overview

We are an exploration stage mining company engaged in lithium exploration in the province of Manitoba, Canada.

Currently, our primary focus is conducting exploration for lithium at our 100% owned Snow Lake Lithium™ Project. Our objective is to develop a world-class lithium mine in Manitoba strategically located to supply the U.S. “Auto Alley,” from Michigan to the southern United States, and the European battery market via our nearby access to the Hudson Bay Railway and the Port of Churchill. We aim to derive substantial revenues from the sale of lithium to the growing electric vehicle (“EV”) and battery storage markets in the United States and abroad. With access to renewable and cheap energy produced in Manitoba, we expect to become a low cost North American lithium producer mined exclusively with the benefit of power produced from fully sustainable, local sources.

Our Corporate Strategy

Snow Lake is committed to mining, refining and providing battery grade lithium to the burgeoning North American electric vehicle consumer market.

We have recently completed our IA (Initial Assessment) / PEA (Pre-Economic Assessment), which includes an updated mineral resource estimate for both the Grass River and Thompson Brother Lithium Projects, metallurgy analysis, engineering assessment and ore sorting optimization, among other studies. In addition, the company is now into its second year of environmental baseline studies as well as progressing negotiations and discussions with local communities and First Nations peoples.

As the vast majority of our 59,587 acres of tenure remains underexplored, a field exploration is being completed during the summer of 2023. Additionally, we have recently completed over 25,000m of drilling over the last 16 months which will go towards further defining our resource at Thomson Brothers and delineating a resource at the Grass River Project.

We are confident that we will be in a position to begin the construction and commissioning of our mining operations during 2024/2025.

The Snow Lake Lithium™ Project

Our 100% owned Snow Lake Lithium™ Project (the “Project”) consists of 59,587 acres of Crown land near Snow Lake, north-central Manitoba, Canada. We refer to this property as the Snow Lake Lithium™ property. The Snow Lake Lithium™ property encompasses two lithium-rich spodumene pegmatite clusters known as the Thompson Brothers and Grass River pegmatite dykes.

Approximately 15,000M of extension and infill drilling has been completed at Thompson Brothers to confirm and further define the above mentioned mineral resource.  Additionally, the company has recently drilled 10,000m at the Grass River Project which confirmed a mineral resource at the project. The results of these drilling campaigns were fed into updated resources models which are in turn were analyzed to determine the economic viability of the project. We recently obtained a report dated August 9, 2023 with an effective date of July 12, 2023 (the “IA”) compliant with Regulation S-K 1300 (“S-K 1300”) assessing the potential mineral resources.

The IA was prepared by ABH Engineering Inc. (“ABH”) of Vancouver, BC in accordance with the United States Securities and Exchange Commission requirements under S-K 1300.  The IA is preliminary in nature and is intended to provide an initial, high-level review of the Project's economic potential and design options.  The projected economic results include numerous assumptions and are based on measured, indicated and inferred mineral resource estimates for the Project, as specified in the IA.  Inferred resources are considered to be too speculative geologically to have economic considerations applied to them that would enable them to be categorized as mineral reserves, and there is no certainty that the IA will be realized. Unlike mineral reserves, mineral resource estimates do not have demonstrated economic viability.

Some of the highlights of the IA are as follows:

•Projected base case post-tax net present value (“NPV”) using a seven percent discount rate of US$1.19 billion and projected post-tax internal rate of return (“IRR”) of 170%, with a payback period of 14 months.

•Updated mineral resource estimate for the Project in accordance with S-K 1300 of:

oMeasured resource of 748,632 tonnes grading 1.13% Li2O

oIndicated resource of 6,560,006 tonnes grading 1.10% Li2O

oInferred resource of 1,007,119 tonnes grading 0.99% Li2O

•Projected total initial capital expenditure of US$50 million in year 1, US$96 million over the balance of the 9-year mine life, with the majority of the US$96 million being spent in year 1, and with US$10 million of the US$96 million being spent in closure costs, for a total of US$146 million

•Initial mine plan contemplates open pit and underground mining, with direct shipping ore (“DSO”) in year 0 to fund capital expenditures in year 1 to complete the construction of the processing facility to produce a 6% spodumene concentrate

•Metallurgical test-work to date confirms the amenability of the deposit to conventional dense media separation (“DMS”) and flotation for production of a 6% spodumene concentrate.

Recent Developments

Current Cash and Cash Equivalents

As of June 30, 2023, our cash and cash equivalents balance was C$3,810,926 (US$2,878,342.90 based on the exchange rate of 1.3240 Canadian dollars for each US dollar as at June 30, 2023).

Our Corporate Structure

We were incorporated in the Province of Manitoba, Canada under The Corporations Act (Manitoba), or MCA, on May 25, 2018 by our major shareholder Nova Minerals Limited (“Nova”). As of the date of this prospectus, Nova owned approximately 36.29% of our outstanding common shares.

We have three wholly owned subsidiaries, Snow Lake Exploration Ltd., or Snow Lake Exploration, Snow Lake (Crowduck) Ltd., or Snow Lake Crowduck, and Thompson Bros (Lithium) PTY Ltd. (formerly Manitoba Minerals Pty Ltd), or Thompson Bros. Through a series of agreements between 2016 to 2019 we acquired a 100% interest in the Snow Lake Lithium™ property. Our subsidiary, Thompson Bros, which owned our 20 claims before they were transferred to Snow Lake Crowduck, has been deregistered in Australia and Manitoba.

Corporate Information

Our corporate address is, 360 Main St 30th Floor, Winnipeg, MB R3C 4G1, Canada. Our company email address is info@snowlakelithium.com.

Our registered office is located at 360 Main St 30th Floor, Winnipeg, MB R3C 4G1, Canada.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, N.Y. 10168.

Our website can be found at https://snowlakelithium.com. The information contained on our website is not a part of this prospectus, nor is such content incorporated by reference herein, and should not be relied upon in determining whether to make an investment in our common shares.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” under the Jumpstart Our Business Act of 2012, as amended, or the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.07 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering; (iii) the date on which we have, during the preceding three year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which could occur if the market value of our common shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Being a Foreign Private Issuer

We are subject to the information reporting requirements of the Exchange Act that are applicable to “foreign private issuers,” and under those requirements we file certain reports with the SEC. As a foreign private issuer, we are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we will be subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, we have four months after the end of each fiscal year to file our annual reports with the SEC and we are not required to file current reports as frequently or promptly as U.S. domestic reporting companies. We also present our financial statements pursuant to IFRS, as issued by the International Accounting Standards Board, instead of pursuant to U.S. generally accepted accounting principles. Furthermore, our officers, directors and principal shareholders are exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act. As a foreign private issuer, we are also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. In addition, as a foreign private issuer, we are permitted, and intend to follow certain home country corporate governance practices instead of those otherwise required under the listing rules of Nasdaq for domestic U.S. issuers. These exemptions and leniencies will reduce the frequency and scope of information and protections available to you in comparison to those applicable to a U.S. domestic reporting companies.

Notes on Prospectus Presentation

Numerical figures included in this prospectus have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them. Certain market data and other statistical information contained in this prospectus are based on information from independent industry organizations, publications, surveys and forecasts. Some market data and statistical information contained in this prospectus are also based on management’s estimates and calculations, which are derived from our review and interpretation of the independent sources listed above, our internal research and our knowledge of the Canadian mining industry. While we believe such information is reliable, we have not independently verified any third-party information and our internal data has not been verified by any independent source.

Our reporting currency and our functional currency is Canadian dollar. This prospectus contains translations of Canadian dollars into U.S. dollars at specific rates solely for the convenience of the reader. Unless otherwise noted, all translations from Canadian dollars into U.S. dollars relating to the unaudited interim consolidated financial statements as of December 31, 2022 and for the six months ended December 31, 2022 and 2021 in this prospectus were made at a rate of C$1.3532 per US$1.00, the noon buying rate as set forth in the H.10 statistical release of the U.S. Federal Reserve Board in effect as of December 30, 2022. All translations from Canadian dollars into U.S. dollars relating to the audited consolidated financial statements as of and for the years ended June 30, 2022 and 2021 in this prospectus were made at a rate of C$1.2871 per US$1.00, the noon buying rate as set forth in the H.10 statistical release of the U.S. Federal Reserve Board in effect as of June 30, 2022. On June 30, 2023, the exchange rate published by the Bank of Canada for Canadian dollar was $1.3240 per US$1.00. We make no representation that the Canadian dollar or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Canadian dollar, as the case may be, at any particular rate or at all.

All references in the prospectus to “U.S. dollars,” “dollars,” “US$” and “$” are to the legal currency of the United States and all references to “C$” are to the legal currency of Canada.

Share Consolidation (a “Reverse Split”)

On October 7, 2021, we effectuated a one-for-five reverse stock split of our common shares, or the Reverse Split. The Reverse Split combined each five of our common shares into one common share. Fractional shares will not be issued to any existing shareholder in connection with the Reverse Split, but the company purchased from each existing shareholder the right to such fractional share that would have been issued, at a price based on our initial public offering price. The right to fractional shares which the company purchased resulting from the Reverse Split, in the aggregate, was less than ten (10) common shares. The historical audited financial statements included elsewhere in this prospectus have been adjusted for the Reverse Split. Unless otherwise indicated, all other share and per share data in this prospectus have been retroactively adjusted, where applicable, to reflect the Reverse Split as if it had occurred as at the June 30, 2019 fiscal year end.

The Offering

Shares offered by us	2,133,979 common shares.

Common shares outstanding immediately before and after the offering	18,185,810 common shares prior to the offering and 20,319,789 shares after the offering.

Use of proceeds	We intend to use the net proceeds from this offering solely for general exploration expenditures.

Risk factors

Investing in our common shares involves a high degree of risk and purchasers of our common shares may lose part or all of their investment. See “Risk Factors” for a discussion of factors you should carefully consider before deciding to invest in our common shares.

Nasdaq Capital Market Symbol	Our common shares are listed on the Nasdaq Capital Market under the symbol “LITM.”

The number of common shares outstanding is based on 18,185,810 shares outstanding as of the date of this prospectus and excludes:

•952,407 common shares potentially issuable upon the exercise of outstanding options under our Amended and Restated Stock Option Plan at an exercise price of US$7.50 per share;

•350,000 common shares potentially issuable upon the exercise of outstanding options under our Amended and Restated Stock Option Plan at an exercise price of US$2.50 per share;

•160,000 common shares potentially issuable upon the exercise of outstanding options under our Amended and Restated Stock Option Plan at an exercise price of C$2.50 (approximately US$1.85) per share(1);

•250,000 common shares potentially issuable upon the exercise of outstanding options under our Amended and Restated Stock Option Plan at an exercise price of US$2.25 per share;

•694,325 additional common shares that are reserved for future issuance under our Amended and Restated Stock Option Plan;

•1,341,054 common shares issuable upon the exercise of outstanding warrants at a weighted average exercise price of C$2.89 (approximately US$2.14) per share(1);

•184,000 common shares issuable upon exercise of the warrants issued to the representative of the underwriters in our initial public offering at an exercise price of US$9.375 per share; and

•670,000 common shares issuable upon the exercise of restricted share units.

(1) Based on the exchange rate of C$1.3532 per US$1.00 as at December 31, 2022.

RISK FACTORS

An investment in our common shares involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this prospectus, contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our most recent Annual Report on Form 20-F and the other documents that are filed after the date hereof that are incorporated by reference into the base prospectus and this prospectus supplement before purchasing our common shares. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.  Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section titled “Special Note Regarding Forward-Looking Statements.”

Our Risks and Challenges

Our prospects should be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by similar companies. Our ability to realize our business objectives and execute our strategies is subject to risks and uncertainties, including, among others, the following:

Risks Related to Our Business and Industry

Risks and uncertainties related to our business and industry include, but are not limited to, the following:

•We have a limited operating history and have not yet generated any revenues;

•Our financial statements have been prepared on a going concern basis and our financial status creates a doubt whether we will continue as a going concern;

•If we do not obtain additional financing, our business may be at risk or execution of our business plan may be delayed;

•The continuing effects of the recent coronavirus pandemic may cause a material adverse effect on our business;

•All of our business activities are now in the exploration stage and there can be no assurance that our exploration efforts will result in the commercial development of lithium hydroxide;

•We previously obtained an S-K 1300 compliant indicated and inferred mineral resource report which represented only estimates and no assurance can be given that any anticipated tonnages and grades will be achieved, or that the indicated level of recovery will be realized. Although that report was S-K 1300 compliant, there has been insufficient drilling on the Snow Lake Lithium™ property to determine that we have  inferred mineral resources under the SEC’s new Mining Modernization Rules. Further drilling will be required to determine whether the Snow Lake Lithium™ property contains proven or probable mineral reserves and there can be no assurance that we will be successful in our efforts to prove our resource. We are in the process of obtaining an updated S-K 1300 compliant report,

•Mineral exploration and development are subject to extraordinary operating risks. We currently do not insure against these risks. In the event of a cave-in or similar occurrence, our liability may exceed our resources, which could have an adverse impact on us;

•Our business operations are exposed to a high degree of risk associated with the mining industry;

•We may not be able to obtain or renew licenses or permits that are necessary to our operations;

•Our Snow Lake Lithium™ property may face indigenous land claims;

•Volatility in lithium prices and lithium demand may make it commercially unfeasible for us to develop our Snow Lake Lithium™ Project;

•The future market demand for lithium is and will be heavily dependent on the growth and development and continuing market acceptance and growth in market share of electric vehicles (“EVs”) with the overall North American and worldwide auto industry. Any reduction in the rate of growth of the EV industry may adversely affect lithium prices and the commercial feasibility of our Snow Lake Lithium™ Project;

•There can be no guarantee that our interest in the Snow Lake Lithium™ property is free from any title defects;

•Our mining operations are dependent on the adequate and timely supply of water, electricity or other power supply, chemicals and other critical supplies;

•We currently report our financial results under International Financial Reporting Standards, or IFRS, which differs in certain significant respect from U.S. generally accepted accounting principles;

•Our directors and officers are engaged in other business activities and accordingly may not devote sufficient time to our business affairs, which may affect our ability to conduct operations and generate revenue; and

•In the event that key personnel leave our company, we would be harmed since we are heavily dependent upon them for all aspects of our activities.

Risks Related to This Offering and Ownership of Our Common Shares

Risks and uncertainties related to this offering and our common shares include, but are not limited to, the following:

•Our management will have broad discretion to use the net proceeds from the offering, and you will be relying on the judgment of our management regarding the application of these proceeds. Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus supplement will be used solely for general exploration expenses. Our management might not apply the net proceeds from offerings of our securities in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of such net proceeds. You may not have the opportunity to influence our decisions on how to use such proceeds.

•Since the price per share of our common shares being offered is substantially higher than the net tangible book value per share of our common shares, you will suffer immediate and substantial dilution in the net tangible book value of the common shares you purchase in this offering. After giving effect to the sale by us of 2,133,979 shares of our common shares at the offering price of US$2.67 per common share, if you purchase common shares in this offering, you will suffer immediate dilution of approximately $1.24 per share in the net tangible book value of the common shares. See the section entitled “Dilution” in this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase common shares in this offering.

•If through additional drilling we are not able to prove our resource according to the SEC’s new Mining Modernization Rules, your investment in our common shares could become worthless;

•You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions against us or our management named in the prospectus based on foreign laws;

•We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies;

•As a foreign private issuer, we are permitted to rely on exemptions from certain Nasdaq corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of our shares;

•A major shareholder, Nova, owns a significant interest in our outstanding common shares. As a result, it will have the ability to influence all matters submitted to our shareholders for approval; and

•Future issuances of debt securities, which would rank senior to our common shares upon our bankruptcy or liquidation, and future issuances of preferred shares, which could rank senior to our common shares for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in our common shares.

There is a risk that we will be a passive foreign investment company for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. investors in our shares.

In general, a non-U.S. corporation is a passive foreign investment company, or PFIC, for any taxable year in which (i) 75% or more of its gross income consists of passive income or (ii) 50% or more of the average quarterly value of its assets consists of assets that produce, or are held for the production of, passive income. For purposes of the above calculations, a non-U.S. corporation that owns at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation. Passive income generally includes dividends, interest, rents, royalties and certain gains. Cash is a passive asset for these purposes.

The proper application of the PFIC rules to a company with a business and assets such as ours is not entirely clear. Because the proper characterization of certain components of our income and assets is not entirely clear, because we will hold a substantial amount of cash as the result of this offering, and because our PFIC status for any taxable year will depend on the composition of our income and assets and the value of our assets from time to time (which may be determined, in part, by reference to the market price of our shares, which could be volatile), there can be no assurance that we will not be a PFIC for our current taxable year or any future taxable year.

If we were a PFIC for any taxable year during which a U.S. investor holds shares, certain adverse U.S. federal income tax consequences could apply to such U.S. investor, including additional taxes and interest charges under the “PFIC excess distribution regime” upon (1) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. investor’s holding period for our common shares, and (2) any gain recognized on a sale, exchange or other disposition, including a pledge, of our common shares, whether or not we continue to be a PFIC. In addition, if one of our non-U.S. corporate subsidiaries is also a PFIC, such U.S. investor would be treated as owning a proportionate amount (by value) of the shares of such subsidiary and would be taxed under the PFIC excess distribution regime on distributions by the subsidiary and on gain from the disposition of shares of the subsidiary even though such U.S. investor would not receive the proceeds of those distributions or dispositions. U.S. investors are advised to consult their tax advisors regarding the impact of PFIC status on the purchase, ownership and disposition of our common shares (including any elections that may be available to mitigate such consequences).

In addition, we face other risks and uncertainties that may materially affect our business prospects, financial condition, and results of operations. You should consider the risks discussed in “Risk Factors” and elsewhere in this prospectus before investing in our common shares.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts are forward-looking statements. The forward-looking statements are contained principally in, but not limited to, the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•our goals and strategies;

•expectations regarding revenue, expenses and operations;

•our having sufficient working capital and be able to secure additional funding necessary for the continued exploration of our property interests;

•expectations regarding the potential mineralization, geological merit and economic feasibility of our projects;

•expectations regarding exploration results at the Snow Lake Lithium™ Project;

•mineral exploration and exploration program cost estimates;

•expectations regarding any environmental issues that may affect planned or future exploration programs and the potential impact of complying with existing and proposed environmental laws and regulations;

•receipt and timing of exploration permits and other third-party approvals;

•government regulation of mineral exploration and development operations;

•expectations regarding any social or local community issues that may affected planned or future exploration and development programs; and

•key personnel continuing their employment with us.

In some cases, you can identify forward-looking statements by terms such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors” and elsewhere in this prospectus. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance.

This prospectus also contains certain data and information, which we obtained from various government and private publications. Although we believe that the publications and reports are reliable, we have not independently verified the data. Statistical data in these publications includes projections that are based on a number of assumptions. If any one or more of the assumptions underlying the market data is later found to be incorrect, actual results may differ from the projections based on these assumptions.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Although we have ongoing disclosure obligations under United States federal securities laws, we do not intend to update or otherwise revise the forward-looking statements in this prospectus, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from the sale of our common shares in this offering will be approximately US$5.5 million, after deducting estimated offering expenses of approximately US$185,878.38 (the foregoing is based on a U.S. dollar to Canadian dollar exchange rate of $1.3526 as reported by the Bank of Canada on September 15, 2023).

We intend to use the net proceeds from this offering solely for general exploration expenditures.

We have not specifically identified the timing of these expenditures, provided that in the subscription agreements entered into by us in connection with this offering we will covenant to incur certain expenses by December 31, 2024.  See “Flow-Through Shares – Renunciation of Qualifying Expenditures” on page S-16. herein for additional details. Our management may use the net proceeds for purposes that may not result in our being profitable or increase our market value.

DILUTION

If you purchase any of the common shares offered by this prospectus supplement, you will experience dilution to the extent of the difference between the offering price per common share you pay in this offering and the net tangible book value per common share immediately after this offering. Our unaudited net tangible book value as of December 31, 2022 was approximately US$23.0 million, or approximately US$1.25 per common share (the foregoing is based on a U.S. dollar to Canadian dollar exchange rate of $1.3526 as reported by the Bank of Canada on September 15, 2023). Net tangible book value per share is equal to our total tangible assets minus total liabilities, divided by the number of common shares outstanding.

After giving effect to the sale by us in this offering of 2,133,979 common shares at a public offering price of US$2.67 per common share, our as adjusted net tangible book value as of December 31 2022 would have been approximately US$28.7 million, or approximately US$1.43 per common share. This represents an immediate increase in net tangible book value of approximately $0.18 per share to existing shareholders and an immediate dilution of approximately $1.24 per share to new purchasers. The following table illustrates this calculation on a per share basis:

Public offering price per common share	US $	2.67
Net tangible book value per share as of December 31, 2022	US $	1.25
Increase in adjusted net tangible book value per share attributed to the purchasers purchasing shares issued in this offering	US $	0.18
Net tangible book value per share after giving effect to this offering	US $	1.43
Dilution to net tangible book value per share to new purchasers purchasing shares in this offering	US $	1.24

To the extent that our outstanding options, warrants or restricted share units are exercised, purchasers in this offering may suffer additional dilution. The foregoing is based on a U.S. dollar to Canadian dollar exchange rate of $1.3526 as reported by the Bank of Canada on September 15, 2023.

The 20,319,789 common shares to be outstanding after this offering is based on 17,924,798 shares outstanding as of December 31, 2022, plus (i) 261,012 common shares issued subsequent to December 31, 2022 and (ii) the 2,133,979 common shares offered hereby. The 20,319,789 common shares to be outstanding after this offering excludes the following:

•952,407 common shares potentially issuable upon the exercise of outstanding options under our Amended and Restated Stock Option Plan at an exercise price of US$7.50 per share;

•350,000 common shares potentially issuable upon the exercise of outstanding options under our Amended and Restated Stock Option Plan at an exercise price of US$2.50 per share;

•160,000 common shares potentially issuable upon the exercise of outstanding options under our Amended and Restated Stock Option Plan at an exercise price of C$2.50 (approximately US$1.85) per share(1);

•250,000 common shares potentially issuable upon the exercise of outstanding options under our Amended and Restated Stock Option Plan at an exercise price of US$2.25 per share;

•694,325 additional common shares that are reserved for future issuance under our Amended and Restated Stock Option Plan;

•1,341,054 common shares issuable upon the exercise of outstanding warrants at a weighted average exercise price of C$2.89 (approximately US$2.14) per share(1);

•184,000 common shares issuable upon exercise of the warrants issued to the representative of the underwriters in our initial public offering at an exercise price of US$9.375 per share; and

•670,000 common shares issuable upon the exercise of restricted share units.

(1) Based on the exchange rate of C$1.3532 per US$1.00 as at December 31, 2022.

PLAN OF DISTRIBUTION

We have not retained a placement agent in connection with this offering. We have entered into an agreement dated September 14, 2023 with Oberon Capital Corporation (the “Purchaser Agent”), to act as agent for the purchasers in connection with this offering. The Purchaser Agent is not purchasing or selling any securities offered by this prospectus supplement and the accompanying base prospectus but has arranged for the sale of certain of the securities offered hereby through a subscription agreement dated September 21, 2023, entered into between the purchasers and us (the “Subscription Agreement”). We have also entered into an agreement dated August 1, 2023 and amended September 13, 2023 with Roth Capital Partners, LLC (the “Resale Agent”) to serve as placement agent for resale of the shares purchased in this offering as described in “Flow-Through Shares – Renunciation of Qualifying Expenditures” on page S-16. herein (the “Resale Offering”).  The public offering price of the common shares offered by this prospectus supplement and the accompanying base prospectus has been determined based upon arm’s-length negotiations among the purchasers, the Resale Agent and us.

A form of the Subscription Agreement will be included as an exhibit to our Report of Foreign Private Issuer on Form 6-K to be filed with the SEC in connection with this offering. The Subscription Agreement provides such purchasers with certain representations, warranties and covenants, including indemnifications, from us. Our obligation to issue and sell the securities to the purchasers who are a party to the Subscription Agreement is subject to the closing conditions set forth therein, which may be waived by the respective parties. All of the securities will be sold at the offering price specified in this prospectus supplement and, we expect, at a single closing.

Commissions and Expenses

We will not pay the Purchaser Agent a fee in connection with this offering. We will reimburse Purchaser Agent’s expenses in connection with this offering including the reasonable fees and disbursements and taxes thereon of U.S. counsel and Canadian counsel to Oberon in an amount not to exceed C$60,000 (excluding reimbursements and taxes) and Oberon’s out of pocket non-legal expenses.  We will issue to the Resale Agent warrants to purchase 86,000 of our common shares, at $2.67 per share (the “Resale Agent Warrants”).  The Resale Agent Warrants will expire five (5) years from the date of issuance.  We will also reimburse Resale Agent’s out of pocket non-legal expenses in connection with the Resale Offering in an amount not to exceed $5,000 and the reasonable fees and disbursements of Resale Agent’s legal counsel in an amount not to exceed $50,000.  We will also pay the Resale Agent a corporate finance fee of $91,519.37.

We currently anticipate that the delivery of the common shares will occur on or about September 21, 2023. At the closing, settlement of the common shares shall occur via “Delivery Versus Payment” (i.e., on the closing, we shall issue the common shares registered in the purchasers’ names and addresses, or as they may direct, and released by the transfer agent directly to the account(s) at the Purchaser Agent identified by each purchaser; upon receipt of such common shares, the Purchaser Agent shall promptly electronically deliver such common shares to the applicable purchaser, or as they may direct, and payment therefor shall be made by the Purchaser Agent (or its clearing firm) by wire transfer to us).

Determination of Offering Price

The public offering price of the securities we are offering was negotiated between us and the purchasers and Resale Agent, based on the trading of our common shares prior to the offering, among other things. Other factors considered in determining the public offering price of our securities we are offering include any relevant tax benefits available to the applicable purchaser, our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Other Relationships

The Purchaser Agent and its affiliates may in the future engage in investment banking transactions and other commercial dealings in the ordinary course of business with us or our affiliates. The Purchaser Agent may in the future receive, customary fees and commissions for these transactions.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

In this offering, we are offering 2,133,979 common shares at a purchase price of US$2.67 per share.

Immediately prior to the offering 18,185,810 common shares will be outstanding, and upon consummation of the offering, 20,319,789 common shares will be outstanding, this amount does not include the shares of our common shares issuable upon the exercise or conversion of our outstanding options, warrants or convertible securities, or the common shares reserved for issuance under our Amended and Restated Stock Option Plan. We are authorized to issue an unlimited number of common shares, no par value per share and an unlimited number of preferred shares, issuable in series, no par value per share, none of which are issued and outstanding. For a more complete description of our common shares, please see “Description of Share Capital” and “Description of Common Shares” in the accompanying base prospectus.

FLOW-THROUGH SHARES – RENUNCIATION OF QUALIFYING EXPENDITURES

The following terms used herein shall have the following meanings:

“CEE” means Canadian exploration expense described in paragraph (f) of the definition of “Canadian exploration expense” in subsection 66.1(6) of the Tax Act or that would be described in paragraph (h) of such definition if the reference therein to “paragraphs (a) to (d) and (f) to (g.4)” were a reference to “paragraph (f)”, excluding any amounts which are prescribed to constitute “Canadian exploration and development overhead expense” for the purpose of paragraph 66(12.6)(b) of the Tax Act, the amount of any assistance received by us described in paragraph 66(12.6)(a) of the Tax Act, any expense described in paragraph 66(12.6)(b.1) of the Tax Act or any amount paid or payable for prepaid services or rent that do not qualify as outlays or expenses for the period as described in the definition of “expense” in subsection 66(15) of the Tax Act.

“Flow-Through Mining Expenditure” of an individual (other than a trust) means an expense which qualifies, once renounced by us pursuant to the Tax Act, as a “flow-through mining expenditure” of the purchaser of Flow-Through Shares as defined in subsection 127(9) of the Tax Act.

“Qualifying Expenditure” means an expense which is a CEE incurred on or after the closing date and on or before the December 31, 2024, which may be renounced by us pursuant to subsection 66(12.6) of the Tax Act, in conjunction with subsection (12.66) of the Tax Act, as necessary, with an effective date not later than December 31, 2023 and in respect of which, but for the renunciation, we would be entitled to a deduction from income for income tax purposes, and shall qualify as a Flow-Through Mining Expenditure.

“Tax Act” means the Income Tax Act (Canada) and the regulations thereunder as amended from time to time.

The common shares being offered hereunder (the “Flow-Through Shares”) will be issued as "flow-through shares" as that term is defined under subsection 66(15) of the Tax Act and should not be “prescribed shares” as defined in the applicable regulations to the Tax Act, provided that none of the company, the Purchaser Agent, the Resale Agent or our respective legal counsel, make any representations and warranties in respect of the tax consequences or potential tax benefits of participating in any charitable donation arrangement, including any risk that such arrangement may cause the Flow-Through Shares to be “prescribed shares” within the meaning of section 6202.1 of the regulations to the Tax Act. Pursuant to the Subscription Agreements, we will incur (or be deemed to incur) sufficient Qualifying Expenditures on or before December 31, 2024 so as to enable us to renounce, on or before December 31, 2023, in favour of the subscribers of Flow-Through Shares, an amount equal to the gross proceeds raised from the offering of Flow-Through Shares (the “Flow-Through Funds”). There is no guarantee that an amount equal to the Flow-Through Funds will be expended by us as indicated.

If we are unable to renounce an amount equal to the entire amount of the Flow-Through Funds, in accordance with the Subscription Agreements, or if there is a reduction in such amount renounced pursuant to the provisions of the Tax Act, the amount of deductions and credits subscribers will be able to claim for income tax purposes will be correspondingly reduced. Under the Subscription Agreements, we agree to indemnify a subscriber as to, and pay in settlement therefor to the subscriber, an amount equal to the amount of any tax payable under the Tax Act (and under any corresponding provincial legislation) by the subscriber as a consequence of such failure or reduction. The Subscription Agreements will contain additional representations, warranties, covenants and agreements by us in favour of the subscriber of Flow-Through Shares which are consistent with and supplement our obligations as described in this supplement and in the base prospectus.

The Subscription Agreements will also provide representations, warranties and agreements of the subscriber, and by its purchase of Flow-Through Shares, each subscriber of Flow-Through Shares offered hereunder will be deemed to have represented, warranted and agreed, for our benefit that: (i) the subscriber, and any beneficial purchaser for whom it is acting, deals, and until December 31, 2024 will continue to deal, at arm's length with us for the purposes of the Tax Act; (ii) the subscriber, if an individual, is of the full age of majority and otherwise is legally competent to enter into the Subscription Agreements; (iii) other than as provided herein and in the Subscription Agreements, the subscriber waives any right that it may have to any potential incentive grants, credits and similar or like payments or benefits which accrue as a result of the operations relating to Qualifying Expenditures and acknowledges that all such grants, credits, payments or benefits accrue to our benefit; (iv) the subscriber has not entered into and will not knowingly enter into any agreement or arrangement to which we are not a party which will cause the Flow-Through Shares to become “prescribed shares” within the meaning of Section 6202.1 of the regulations to the Tax Act; and (v) the subscriber has received and reviewed a copy of this supplement and the base prospectus.

Notwithstanding the foregoing, we may enter into one or more subscription agreement for Flow-Through Shares on such other terms as may be agreed to by us and the applicable subscriber containing terms that differ from those described above.

We understand that purchasers of Flow-Through Shares intend to subsequently: (i) donate some or all of such Flow-Through Shares to registered charities, who may sell such shares to third party purchasers arranged by the Resale Agent; and/or (ii) sell some or all of such Flow-Through Shares to third party purchasers arranged by the Resale Agent, in each case on the closing date. The Flow-Through Shares will only qualify as “flow-through shares” for purposes of the Tax Act for the original subscriber and will not qualify as “flow-through shares” for a registered charity or subsequent purchaser of the Flow-Through Shares and consequently we will only renounce Qualifying Expenditures to the original subscriber of the Flow-Through Shares.

Listing

Our common shares are listed on the Nasdaq Capital Market under the symbol “LITM.”

Transfer Agent and Registrar

The transfer agent and registrar for our common shares in the United States is Endeavor Trust Corporation. The address for Endeavor Trust Corporation is Suite 702, 777 Hornby Street, Vancouver, BC V6Z 1S4 Canada, and the telephone number is 604-559-8880.

LEGAL MATTERS

Certain legal matters concerning this prospectus will be passed upon for us by Seyfarth Shaw LLP. The validity of the common shares offered in this offering and certain other legal matters as to Canada law will be passed upon for us by MLT Aikins LLP. Seyfarth Shaw LLP may rely upon MLT Aikins LLP with respect to matters governed by Canadian law.

EXPERTS

Our consolidated financial statements as of June 30, 2021 and 2022 and for the years then ended incorporated by reference in this prospectus supplement have been audited by DeVisser Gray LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The offices of DeVisser Gray LLP are located at 401-905 West Pender Street, Vancouver, BC V6C 1L6.

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated under the laws of the Province of Manitoba, Canada. The majority of our directors and officers, as well as the certain experts named in the “Experts” section of this prospectus, reside outside of the United States. Service of process upon such persons may be difficult or impossible to effect within the United States. Furthermore, because a substantial portion of our assets, and substantially all the assets of our directors and officers and the Canadian experts named herein, are located outside of the United States, any judgment obtained in the United States, including a judgment based upon the civil liability provisions of United States federal securities laws, against us or any of such persons may not be collectible within the United States. In addition, it may be difficult for an investor, or any other person or entity, to assert United States securities laws claims in original actions instituted in Canada. The Supreme Court of Canada has repeatedly affirmed that the requirements to enforce a foreign judgment are as follows:

•the judgment of the foreign court must be final and conclusive;

•the court granting the foreign judgment must have had jurisdiction over the parties and the cause of action;

•the action to enforce a foreign judgment must have been commenced within applicable limitation periods;

•the judgment is not contrary to the law, public policy, security or sovereignty of Canada and its enforcement is not incompatible with Canadian concepts of justice or contrary to the laws governing enforcement of judgments; and

•the judgment was not obtained by fraud and does not conflict with any other valid judgment in the same matter between the same parties;

Foreign judgments enforced by Canadian courts generally will be payable in Canadian dollars. A Canadian court hearing an action to recover an amount in a non-Canadian currency will render judgment for the equivalent amount in Canadian currency.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42th Street, 18th Floor, New York, N.Y. 10168.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus supplement is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus supplement is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus supplement is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus supplement.

Canada

The securities may be sold in Canada only to purchasers, purchasing, or deemed to be purchasing, as principal, that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario). Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable Canadian securities laws. Canadian purchasers should refer to any applicable provisions of the securities legislation of their province or territory for particulars of these rights or consult with a legal advisor.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. We also furnish to the SEC under cover of Form 6-K material information required to be made public in our home country, filed with and made public by any stock exchange on which we are listed or distributed by us to our shareholders. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov. Additionally, we will make these filings available, free of charge, on our website at https://snowlakelithium.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.  We have included our website address in this prospectus solely as an inactive textual reference.

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities we are offering under this prospectus supplement. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F and any other reports on Form 6-K that we subsequently furnish to the SEC under the Exchange Act after (i) the date of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement (if they state that they are incorporated by reference into such registration statement) and (ii) the date of this prospectus prior to the termination of this offering (if they state that they are incorporated by reference into this prospectus:

•our Annual Report on Form 20-F for the year ended June 30, 2022, filed with the SEC on November 1, 2022;

•our Reports on Form 6-K filed with the SEC on November 23, 2022, December 6, 2022, December 15, 2022, December 15, 2022, December 20, 2022, January 11, 2023, January 17, 2023, January 19, 2023, January 31, 2023, March 8, 2023, March 16, 2023, March 31, 2023, July 17, 2023 August 11, 2023 and September 18, 2023; and

•the description of our common shares contained in our Registration Statement on Form 8-A12B filed with the SEC on November 18, 2021.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document over different information included in this prospectus or any accompanying prospectus supplement. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.  We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of these filings, at no cost, upon written or oral request to us at the following address: 360 Main St 30th Floor, Winnipeg, MB R3C 4G1, Canada, Attn: Peretz Schapiro. Please direct your telephone requests to us at (204) 815-5806.